Exhibit 99.1

Nutanix Welcomes Greg Lavender to Board of Directors

Industry Veteran Brings Deep Technology Experience to Nutanix

San Jose, Calif. – September 18, 2025 – Nutanix (NASDAQ: NTNX), a leader in hybrid multicloud computing, announced today that it has added Greg Lavender to its board of directors, effective September 17, 2025.

“Greg has a deep engineering background with experience from both the vendor and customer perspective. He is a technology visionary who has a strategic understanding of the tech stack, generative AI and other modern, cloud native-based applications, as well as a practical knowledge of how to best serve customers. He will undoubtedly prove invaluable as a member of our Board,“ said Rajiv Ramaswami, President and CEO of Nutanix. “I’m looking forward to working with him to help us achieve our vision of becoming the de facto platform for running applications and AI and managing data anywhere.”

Lavender has more than 40 years of experience spanning software, cloud, artificial intelligence, and enterprise infrastructure. Most recently, he served as the CTO at Intel from June 2021 to June 2025, where he led the Software & Advanced Technology group, Intel Labs, Intel Tiber AI Cloud, Intel IT and Information Security. Prior to Intel, Lavender was Senior Vice President and Chief Technology Officer at VMware, where he shaped the company’s multicloud and modern applications strategy. He has also held senior leadership roles at Citigroup, Cisco Systems and Sun Microsystems. Lavender began his career in academia, serving as a professor of computer science, and holds a Ph.D. and M.S. in Computer Science from Virginia Tech and a B.S. in Computer Science from the University of Georgia.

Throughout his career, Lavender has been recognized as a leader in building open, developer-friendly ecosystems, advancing confidential computing, and integrating hardware and software innovation to enable the next generation of AI and cloud-native workloads. He brings extensive expertise in large-scale systems, cybersecurity, and platform engineering to the Nutanix Board of Directors. Lavender also currently serves on the board of Arista Networks, Inc.

“Nutanix is at the forefront of enterprise technology innovation. They predicted that companies would be using multiple clouds and multiple locations to run their applications and data, and have built a software stack that is built to accommodate this future,” said Lavender. “I am looking forward to working with Rajiv, the executive team, and the rest of the Board in helping Nutanix serve its customers while helping to accelerate their growth.”

About Nutanix

Nutanix is a hybrid multicloud computing leader, offering organizations a unified software platform for running applications and AI and managing data anywhere. With Nutanix, organizations can simplify operations for traditional and modern applications, freeing them to focus on business goals. Trusted by more than 29,000 customers worldwide, Nutanix helps empower organizations to transform digitally and power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media.

© 2025 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. All other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix. This release contains express and implied forward-looking statements. Such statements are not historical facts and are instead based on Nutanix’s current expectations, estimates and beliefs. The accuracy of such statements involves risks and uncertainties and depends upon future events, including those that may be beyond Nutanix’s control, and actual results may differ materially and adversely from those anticipated or implied by such statements. Any forward-looking statements included herein speak only as of the date hereof and, except as required by law, Nutanix assumes no obligation to update or otherwise revise any of such forward-looking statements to reflect subsequent events or circumstances.

# # #

Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact:

Jennifer Massaro

pr@nutanix.com